UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 6, 2015

Date of Report (Date of earliest event reported)

AAR CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or other jurisdiction of incorporation)

1-6263	36-2334820
(Commission File Number)	(IRS Employer Identification No.)

One AAR Place, 1100 N. Wood Dale Road

Wood Dale, Illinois 60191

(Address and Zip Code of Principal Executive Offices)

Registrant’s telephone number, including area code:  (630) 227-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 6, 2015, AAR CORP. (the “Company”) amended the Severance and Change in Control Agreements it has with certain key employees, including Timothy J. Romenesko (Vice Chairman and Chief Operating Officer of Expeditionary Services), Robert J. Regan (Vice President, General Counsel and Secretary) and Michael J. Sharp (Vice President, Chief Financial Officer and Treasurer), to remove the “single-trigger” provision that outstanding stock options, restricted stock and other equity awards will vest immediately upon a change in control.

Under the amended agreements, an executive’s equity awards will accelerate only if, within 18 months following a “Change in Control,” the executive’s employment is terminated by the Company other than for “Cause” or “Disability” or by the executive for “Good Reason” (as each of those capitalized terms is defined in the agreements).  For a description of the Severance and Change in Control Agreements as in effect prior to the “double-trigger” amendment, including the related definitions, see “Executive Compensation — Potential Payments Upon a Termination of Employment or a Change in Control of the Company — Severance and Change in Control Agreements” on pages 50-51 of the Company’s definitive proxy statement dated August 28, 2015.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits

10.1                        Form of Second Amendment to Severance and Change in Control Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2015

AAR CORP.

	By:	/s/ Robert J. Regan
Robert J. Regan
Vice President, General Counsel and Secretary